Exhibit 3.2

BYLAWS OF CDI CORP.

ARTICLE I: OFFICES AND RECORDS

Section 1.1    REGISTERED OFFICE. The registered office of the Corporation shall be located within the Commonwealth of Pennsylvania as set forth in the Corporation’s Articles of Incorporation. The Board of Directors may at any time change the registered office by making the appropriate filing with the Secretary of the Commonwealth.

Section 1.2    OTHER OFFICES. The Corporation may also have other offices at any places, within or without the Commonwealth of Pennsylvania, as the Board of Directors may designate, or as the business of the Corporation may require or as may be desirable.

Section 1.3    BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its share ledger, books of account, and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II: SHAREHOLDERS

Section 2.1    PLACE OF MEETING. Meetings of the shareholders shall be held either at the registered office of the Corporation or at any other place, either within or without the Commonwealth of Pennsylvania, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice. The Board of Directors may, in its discretion, determine that the meeting may be held solely by remote communication.

Section 2.2    MEETINGS OF SHAREHOLDERS BY REMOTE COMMUNICATION. If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a meeting of shareholders may participate in a meeting of shareholders by remote communication, and may be considered present in person and may vote at a meeting of shareholders held at a designated place or held solely by remote communication, subject to the conditions imposed by applicable law.

Section 2.3    ANNUAL MEETING. An annual meeting of shareholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held in the month of January at a time and place to be determined by the Board of Directors.

Section 2.4    SPECIAL SHAREHOLDERS’ MEETINGS. Special meetings of the shareholders may be called by the President, the Board of Directors, or the shareholders entitled to cast at least twenty percent (20%) of the votes that all shareholders are entitled to cast at the proposed special meeting. For the shareholders to demand a special meeting, the shareholders of the required percentage of shares must sign, date, and deliver to the Corporation’s Secretary one or more written demands for the meeting, describing the purpose or purposes for which the meeting is to be held. Only business within the purpose or purposes described in the Corporation’s meeting notice may be conducted at a special meeting of the shareholders.

Section 2.5    SHAREHOLDER NOMINATIONS AND PROPOSALS. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a shareholder, the shareholder or shareholders of record intending to propose the business (the “proposing shareholder”) must have given written notice of the proposing shareholder’s nomination or proposal, either by personal delivery or by United States mail to the Secretary not later than thirty (30) calendar days prior to the date such annual meeting is to be held. If the current year’s meeting is called for a date that is not within thirty (30) days of the anniversary of the previous year’s annual meeting, notice must be received not later than ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of shareholders begin a new time period for giving a proposing shareholder’s notice as provided above.

For business to be properly brought before a special meeting of shareholders, the notice of the meeting sent by or at the direction of the person calling the meeting must set forth the nature of the business to be considered. A person or persons who have made a written request for a special meeting pursuant to Section 2.4 of these Bylaws may provide the information required for notice of a shareholder proposal under this section simultaneously with the written request for the meeting submitted to the Secretary or within ten (10) calendar days after delivery of the written request for the meeting to the Secretary.

A proposing shareholder’s notice shall include, as to each matter the proposing shareholder proposes to bring before either an annual or special meeting:

a.    The names and address of the proposing shareholder, and the classes and number of shares of capital stock of the Corporation held by the proposing shareholder.

b.    If the notice is in regard to a nomination of a candidate for election as director: (i) the name, age, business, and residence address of the candidate; (ii) the principal occupation or employment of the candidate, and (iii) the class and number of shares of the Corporation beneficially owned by the candidate.

c.    If the notice is about a proposal, other than a nomination of a candidate for election as director, a brief description of the business desired to be brought before the meeting and the material interest of the proposing shareholder in such proposal.

Section 2.6    FIXING THE RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any regular or special meeting of shareholders or any adjournment thereof, the record date shall be the date specified by the Board of Directors in the notice of the meeting. If no date is specified by the Board of Directors, the record date shall be the close of business on the day before the notice of the meeting is mailed to shareholders. If no notice is sent, the record date shall be the date set by the law applying to the type of action to be taken for which a record date must be set. In the case of action by written consent of the shareholders without a meeting where prior action of the Board of Directors is not required, the record date shall be the date the first shareholder signs the written consent.

A record date fixed under this Section may not be more than ninety (90) days before the meeting or action requiring a determination of shareholders.

A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date.

Section 2.7    NOTICE OF SHAREHOLDERS’ MEETING. Written or printed notice stating the place, date and time of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than five (5) days before the date of the meeting, unless a greater period of notice is required by law. If participation in the meeting by remote communication has been authorized by the Board of Directors, the notice shall also provide a description of the means of any remote communication by which shareholders may be considered present and may vote at the meeting.

Upon the written request of any person entitled to call a special meeting to the Secretary at the registered office of the Corporation, it shall be the duty of the Secretary to fix the date of the meeting not more than sixty (60) days after the receipt of the request and give notice thereof.

Notice shall be given personally, by electronic transmission, or by first class mail, by or at the direction of the Secretary or the officer or person calling the meeting, to each shareholder entitled to vote at the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

Notice may be given to the shareholder by electronic transmission with the consent of the shareholder. Notice by electronic transmission is deemed given when the notice is:

a.    transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice;

b.    transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice;

c.    posted on an electronic network, with a separate notice sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or

d.    communicated to the shareholder by any other form of electronic transmission consented to by the shareholder.

Any person entitled to notice of a meeting may file a written waiver of notice with the Secretary either before or after the time of the meeting. The participation or attendance at a meeting of a person entitled to notice constitutes waiver of notice, except where the person attends for the specific purpose of objecting to the lawfulness of the convening of the meeting.

Section 2.8    VOTING LISTS. The officer or agent having charge of the share transfer records for shares of the Corporation shall prepare an alphabetical list of all shareholders entitled to notice of the meeting, with the address of and the number of shares held by each shareholder. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

If any shareholders are participating in the meeting by means of remote communication, the list must be open to examination by the shareholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting.

Section 2.9    QUORUM OF SHAREHOLDERS. A quorum shall be present for action on any matter at a shareholder meeting if a majority of the votes entitled to be cast on the matter are represented at the meeting in person or by proxy. Once a quorum has been established at a meeting, the shareholders present can continue to do business until adjournment of the meeting notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Those shareholders entitled to vote who attend a meeting of shareholders at which directors are to be elected that was previously adjourned for lack of a quorum, even if less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

Those shareholders entitled to vote who attend a meeting of shareholders for a purpose other than the election of directors that was previously adjourned for one or more periods aggregating at least fifteen (15) days for lack of a quorum, even if less than a quorum, shall nevertheless constitute a quorum for the purposes of acting upon any matter set forth in the notice of the meeting if the notice states that the shareholders who attend the adjourned meeting shall constitute a quorum for the purpose of acting upon the matter.

Section 2.10    CONDUCT OF MEETINGS. The Board of Directors of the Corporation may adopt by resolution rules and regulations for the conduct of meetings of the shareholders as it shall deem appropriate. At every meeting of the shareholders, the Chairman, or in such person’s absence or inability to act, a director or officer designated by the Board of Directors, shall serve as the presiding officer of the meeting. The Secretary or, in his or her absence or inability to act, the person whom the presiding officer of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

The presiding officer shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The presiding officer shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.11    JUDGES OF ELECTION. The Board of Directors may appoint a judge of election in advance of any shareholders’ meeting to act at the meeting or any adjournment thereof. If a judge of election is not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint a judge of election at the meeting. One judge shall be appointed. Judges need not be shareholders, but no candidate for director shall serve as a judge.

The judge of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judge of election shall perform his or her duties impartially, in good faith, to the best of his or her ability, and as expeditiously as is practical.

On request of the presiding officer or any shareholder or shareholders’ proxy, the judge shall make a report in writing of any challenge or question or matter determined by the judge and execute a certificate of any fact found by the judge.

Section 2.12    VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

The shareholders of the Corporation shall not have the right to cumulate their votes for the election of directors of the Corporation.

Section 2.13    VOTING BY PROXY OR NOMINEE. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. No proxy shall be valid after three years from the date of its execution unless otherwise provided in the proxy.

A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest as defined by Pennsylvania law. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

Shares of the Corporation owned, directly or indirectly, by the Corporation itself or by another corporation or entity, the majority of the voting stock or interest of which is owned or controlled, directly or indirectly, by the Corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares at any given time. Nothing in this section shall be construed as limiting the right of the Corporation or any domestic or foreign corporation or other entity to vote shares, held or controlled by it in a fiduciary capacity, or with respect to which it otherwise exercises voting power in a fiduciary capacity.

Shares owned by another corporation, domestic or foreign, may be voted by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the Board of Directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of the Corporation, is appointed its general or special proxy, in which case that person shall be entitled to vote the shares.

An administrator, executor, guardian, or conservator may vote shares held in that fiduciary capacity if the shares forming a part of an estate are in the possession and forming a part of the estate being served by the fiduciary, either in person or by proxy, without a transfer of the shares into the fiduciary’s name. A trustee may vote shares standing in the trustee’s name, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of the shares into his or her name as trustee.

A receiver may vote shares standing in the name of a receiver and may vote shares held by or under the control of a receiver without the transfer thereof into the receiver’s name if authority to do so is contained in an appropriate order of the court by which the receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares transferred, subject to any agreements containing restrictions on the hypothecation, assignment, pledge, or voluntary or involuntary transfer of shares.

The Board of Directors may establish a procedure by which a shareholder may certify in writing that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person to be recognized by the Corporation as the shareholder. The procedure may include any provisions that the Board of Directors deems necessary, including, but not limited to, any of the following:

a.    The classification of shareholder who may make a certification.

b.    The purposes for which certification may be made.

c.    The format and required content of the certification.

d.    The time after the record date within which the Corporation must receive the certification, if the certification relates to a record date.

Section 2.14    ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting upon the signed consent of shareholders who would have been entitled to cast the minimum number of votes required to take the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary of the Corporation for inclusion with the records of meetings of shareholders of the Corporation.

ARTICLE III: DIRECTORS

Section 3.1    POWERS. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except for such powers expressly conferred upon or reserved to the shareholders, and subject to any limitations set forth by law, the Articles of Incorporation, or these Bylaws.

Section 3.2    NUMBER OF DIRECTORS. The number of directors shall be three (3) provided that, subject to any provisions in these Bylaws, the number may be increased or decreased from time to time by an amendment to these bylaws adopted by the shareholders. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.3    TERM OF OFFICE. At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting and until his successor has been selected and qualified or until the director’s earlier death, resignation, or removal.

Section 3.4    VACANCIES. Vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors or due to the death, resignation, disqualification, or removal of an existing director or otherwise, may be filled by election at an annual or special meeting of shareholders called for that purpose or may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

When one or more directors resign from the Board of Directors effective on a future date, the directors then in office, including the directors who are resigning, may vote to fill the vacancies, with the vote to take effect when the resignations become effective.

Section 3.5    REMOVAL. Any or all of the directors may be removed from office at any time with or without cause by a vote of the shareholders entitled to elect them. If one or more directors are so removed at a meeting of shareholders, the shareholders may elect new directors at the same meeting.

Section 3.6    RESIGNATION. A director may resign at any time by giving written notice to the Corporation. A resignation is effective when the notice is received by the Corporation unless the notice specifies a future date. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

Section 3.7    MEETINGS OF DIRECTORS. An annual meeting of directors shall be held immediately and without notice after and at the place of the annual meeting of shareholders. Other regular meetings of the directors may be held at such times and places within or outside Pennsylvania as the directors may fix by resolution. Special meetings of the Board of Directors may be called by the President, by the Chairman, by any two directors, or by one director if there is only one director.

Section 3.8    REMOTE PARTICIPATION. The Board of Directors may permit any or all directors to participate in any meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.

Section 3.9    NOTICE OF DIRECTORS’ MEETINGS. All special meetings of the Board of Directors shall be held upon notice stating the purpose, date, place, and time of the meeting given to each director personally, by telephone or voice mail, by first-class mail, by electronic transmission, or by messenger or delivery service at least five (5) days before the day of the meeting.

Any director entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. The participation or attendance at a meeting of a director entitled to notice constitutes waiver of notice, except where the person attends for the specific purpose of objecting to the lawfulness of the convening of the meeting.

Section 3.10    QUORUM OF DIRECTORS. A majority of the number of directors as fixed in these bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present and voting at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the act of a greater number is required by applicable law, the Articles of Incorporation, or these Bylaws.

The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken.

Section 3.11    COMPENSATION. Directors, as such, shall not receive any stated salary for their services. By resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.12    ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, a consent or consents in writing or other record form is signed by all of the directors in office, or all the committee members then appointed. The written consents must be filed with the minutes of the proceedings of the Board of Directors.

Section 3.13    COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority, may designate one or more directors to constitute one or more committees to serve at the pleasure of the Board and to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and permitted by law. A committee of the Board of Directors shall not have the authority to:

a.    submit to shareholders any action requiring the approval of shareholders under the Pennsylvania Business Corporation Law of 1988 (the “BCL”), the Articles of Incorporation, or these Bylaws;

b.    a vacancy, either by removing a director or increasing the number of directors, or fill a vacancy on the Board of Directors;

c.    adopt, amend, or repeal any provision of these Bylaws;

d.    amend or repeal any resolution of the Board of Directors that by its terms may only be amended or repealed by the Board of Directors; or

e.    take action on matters to which exclusive authority is given to another committee by these Bylaws or resolution of the Board of Directors.

f.    The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV: OFFICERS

Section 4.1    POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Treasurer, and a Secretary and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person.

Officers shall be elected annually at the meeting of the Board of Directors held after each annual meeting of shareholders. Each officer shall serve until a successor is elected and qualified or until the death, resignation, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.2    REMOVAL. Any officer elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of the majority of the Board of Directors. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Section 4.3    PRESIDENT. The President shall be the chief executive officer of the Corporation, and subject to the direction of the Board of Directors, shall have active, general supervision and executive management over the business and affairs of the Corporation. The President shall preside at all meetings of all directors; shall see that all orders and resolutions of the Board of Directors are carried out; and shall perform any other duties as the Board of Directors may assign.

Section 4.4    VICE-PRESIDENTS. Each Vice President, in order of their rank as designated by the Board of Directors, shall perform the duties and exercise the powers of the President in the absence or disability of the President, and shall perform other duties as the Board of Directors or President shall assign.

Section 4.5    THE SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend all meetings of the Board of Directors and of the shareholders, and shall record all votes and the minutes of all proceedings and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the Board of Directors and of the shareholders, and shall perform other duties as may be prescribed by the Board of Directors or the President. The Secretary shall be the custodian of the records and of the seal of the Corporation, and shall affix the seal to all documents and attest to it when duly authorized by the Board of Directors.

The Assistant Secretaries shall, in order of their rank as designated by the Board of Directors, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and they shall perform other duties as the Board of Directors or the Secretary shall assign.

In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the board and shareholders shall be recorded by the person designated by the President or by the Board of Directors.

Section 4.6    THE TREASURER AND ASSISTANT TREASURERS. The Treasurer shall be the principal financial officer of the Corporation, shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories designated by the Board of Directors, and in general shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by the President.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for the disbursements. The Treasurer shall keep and maintain the Corporation’s books of account and shall provide to the President and directors an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation and exhibit the books, records, and accounts to the President or directors at any time.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a sum and with a surety or sureties satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the incumbent’s possession or under the incumbent’s control belonging to the Corporation.

The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and they shall perform other duties as the Board of Directors shall prescribe.

Section 4.7.    AUTHORITY TO EXECUTE AGREEMENTS. All agreements of the Corporation shall be executed on behalf of the Corporation by (a) the President, (b) such other officer or employee of the Corporation authorized in writing by the President, with such limitations or restrictions on such authority as the President deems appropriate, or (c) such other person as may be authorized by the Board of Directors.

ARTICLE V: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5.1    INDEMNIFICATION AGAINST EXPENSES. The Corporation shall indemnify any representative of the Corporation, to the extent the representative is successful, on the merits or otherwise, in the defense of any action or proceeding to which he or she was a party by reason of the fact that he or she is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another corporation or other enterprise, against actual and reasonable expenses incurred by him or her in connection with the action or proceeding. For purposes of this Article V, a “representative” is a director, officer, trustee, fiduciary, employee, or agent of the Corporation.

Section 5.2    INDEMNIFICATION FOR OTHER PROCEEDINGS. The Corporation may, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to any threatened, pending, or completed action or proceeding because the person is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another corporation or other enterprise, against expenses, including counsel fees, actually and reasonably incurred by such person in connection with the action or proceeding if the person:

a.    acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation; and

b.    had no reasonable cause to believe the person’s conduct was unlawful in the case of a criminal proceeding.

Notwithstanding any other provision of this Article V, the Corporation may advance expenses, including counsel fees, to a representative, in the manner and to the extent provided by the BCL.

Section 5.3    NON-EXCLUSIVITY OF INDEMNIFICATION RIGHTS. The foregoing rights of indemnification and advancement of expenses shall be in addition to and not exclusive of any other rights to which any person may be entitled pursuant to any agreement with the Corporation or any action taken by the directors or shareholders of the Corporation.

ARTICLE VI: SHARE CERTIFICATES AND TRANSFER

Section 6.1    CERTIFICATES REPRESENTING SHARES. Certificates representing shares of the Corporation shall state:

a.    The name of the Corporation and that it is organized under the laws of the Commonwealth of Pennsylvania.

b.    The name of the person to whom issued.

c.    The number and class of shares and the designation of the series, if any, which the certificate represents.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

The Corporation shall, after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the law of the Commonwealth of Pennsylvania. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 6.2    TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully made in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom the shares were transferred.

Section 6.3    REGISTERED SHAREHOLDERS. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the Commonwealth of Pennsylvania, or giving proxies with respect to those shares.

Section 6.4    LOST OR REPLACEMENT CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate it previously issued, upon receiving notice from a person claiming the certificate to be lost, destroyed, or wrongfully taken, before the Corporation receives notice that the certificate has been acquired by a protected purchaser. As a condition precedent to the issuance of a new certificate, the owner of the lost, destroyed, or wrongfully taken certificate must file a sufficient indemnity bond with the Corporation and satisfy any other reasonable requirements set by Corporation.

ARTICLE VII: MISCELLANEOUS

Section 7.1    CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 7.2    FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 7.3    CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 7.4    INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Section 7.5    EMERGENCY MANAGEMENT OF THE CORPORATION.

In the event of an emergency, to the extent not limited or prohibited by law, the Articles of Incorporation, or these Bylaws, the following provisions regarding the management of the Corporation shall take effect immediately. An emergency, for purposes of this Section, exists when a quorum of the Board of Directors cannot be readily assembled due to a catastrophic event.

In the event of an emergency, a meeting of the Board of Directors may be called following the attempt of not less than two-hour notice to each director. Said notice may be given by electronic transmission, including facsimile transmission, transmission to an electronic mail address provided by the director, and by telephone.

The Board of Directors shall approve and maintain a current list of officers or other persons to serve as directors to the extent necessary to provide a quorum at any meeting held and to take over the duties of any other officer who is rendered incapable of discharging the officer’s duties while this Section in effect.

During an emergency, the Board of Directors may (or may authorize the officers to) change the Corporation’s principal office or designate several alternative principal offices, effective during the emergency.

This Section takes effect only in the event of an emergency and will no longer be effective after the emergency ends. Any and all provisions of these Bylaws that are consistent with this Section remain in effect during an emergency. During an emergency, a representative of the Corporation acting in accordance with this Section shall be liable only for willful misconduct, and shall not be liable for any action taken in good faith in the ordinary business of the Corporation even if not authorized by this Section, these Bylaws, or any other bylaws then in effect.

ARTICLE VIII: AMENDMENT OF BYLAWS

These Bylaws may be amended, repealed, or otherwise altered at any regular or special meeting of the shareholders at which a quorum is present, by a majority vote of shareholders entitled to vote at such meeting. The notice of any meeting, at which action shall be taken to alter the bylaws, shall include a copy of the proposed amendment or a summary of the changes proposed to be made.

The Board of Directors may also make, amend, or repeal these Bylaws at any regular or special meeting of the Board of Directors at which a quorum is present, by a majority vote of the members attending, except with respect to any provision that the Articles of Incorporation, these Bylaws, or the BCL requires action by the shareholders and is subject to the power of the shareholders to change such action.